Exhibit 13

Certification Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

     I, James Murdoch, the chief executive officer of British Sky Broadcasting Group plc (the “Company”), certify that to the best of my knowledge (i) the annual report on Form 20-F for the year ended June 30, 2003 as filed with the Securities and Exchange Commission on the date hereof (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (ii) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Name:	James Murdoch
Title:	Chief Executive Officer

Date: December 5, 2003

Certification Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

     I, Martin Stewart, the chief financial officer of British Sky Broadcasting Group plc (the “Company”), certify that to the best of my knowledge (i) the annual report on Form 20-F for the year ended June 30, 2003 as filed with the Securities and Exchange Commission on the date hereof (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (ii) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Name:	Martin Stewart
Title:	Chief Financial Officer

Date: December 5, 2003